As filed with the Securities and Exchange Commission on August 19, 2005

                           Registration No. 333-107438


                                   ----------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             PHASE III MEDICAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                                 22-2343568
    (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)               Identification Number)

           330 South Service Road, Suite 120, Melville, New York 11747
               (Address of Principal Executive Offices; Zip Code)




             PHASE III MEDICAL, INC. 2003 EQUITY PARTICIPATION PLAN
                            (Full title of the plan)


                                  Mark Weinreb
                      President and Chief Executive Officer
                             Phase III Medical, Inc.
           330 South Service Road, Suite 120, Melville, New York 11747
                                 (631) 574-4955
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                 with a copy to:
                              Alan Wovsaniker, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500



                         CALCULATION OF REGISTRATION FEE


==============  ============  =================  =============  ================

Title of        Amount        Proposed maximum   Proposed       Amount of
securities to   to be         offering price     maximum        registration
to be           registered    per share (2)      aggregate      fee
registered                                       offering
                                                 price (2)
--------------  ------------- ----------------- --------------  ----------------

Common  Stock,  50,000,000    $0.06              $3,000,000     $353.10
par value$.001  shares (1)
per share
==============  ============= ================= ==============  ================


(1) Plus such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the 2003 Equity Participation Plan.

(2) Pursuant to Rule 457, the proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales price of the Common Stock of the registrant reported on the National Association of Securities Dealers OTC Electronic Bulletin Board on August 18, 2003.

(3) $103.15 previously paid; $249.95 paid herewith.

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement File No. 333-107438 is being filed by the registrant, Phase III Medical, Inc. (the "Company"), for the purpose of increasing the number of shares of common stock to be issued under the Phase III Medical, Inc. 2003 Equity Participation Plan (the "Plan") by 35,000,000 shares, from 15,000,000 shares to 50,000,000 shares, pursuant to General Instruction E on Form S-8 (Registration of Additional Securities). The stockholders of the registrant approved amending the Plan for this purpose at the annual meeting of stockholders on July 20, 2005.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Phase III Medical, Inc. with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2004;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

     (c) the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on June 22, 2005;

     (d) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

     (e) the Company's Current Report on Form 8-K filed with the SEC on July 26, 2005;

     (f) the Company's Current Report on Form 8-K filed with the SEC on July 22, 2005;

     (g) the Company's Current Report on Form 8-K filed with the SEC on May 10, 2005;

     (h) the Company's Current Report on Form 8-K filed with the SEC on April 25, 2005;

     (i) the Company's Current Report on Form 8-K filed with the SEC on April 8, 2005;

     (j) the Company's Registration Statement on Form S-8 File No. 333-107438 filed with the SEC on July 29, 2003; and

     (k) the description of the Common Stock of the Company contained in the Company's Form 8-A filed with the SEC on February 16, 1983.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded

Item 8. Exhibits.

     5.1   Opinion of Lowenstein Sandler PC.

     23.1 Consent of Independent Registered Public Accounting Firm (Holtz Rubenstein Reminick LLP)

     23.2  Consent of Lowenstein Sandler PC (included in Exhibit 5.1)

     24.1  Power of Attorney

Item 9.  Undertakings.

     (A) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that Paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on August 19, 2005.


                                         PHASE III MEDICAL, INC.

                                         By: /s/ Mark Weinreb
                                             -------------------
                                             Mark Weinreb
                                             President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


     Signatures                      Title                           Date

/s/ Mark Weinreb             President, Chief Executive         August 19, 2005
------------------------     Officer, Chairman of the
Mark Weinreb                 Board and Director


        *                    Director                           August 19, 2005
------------------------
Wayne A. Marasco

        *                    Director                           August 19, 2005
------------------------
Joseph D. Zuckerman


*/s/ Mark Weinreb
------------------------
Mark Weinreb
Attorney-in-Fact

                                  EXHIBIT INDEX


        Exhibit No.           Description

         5.1                  Opinion of Lowenstein Sandler PC

         23.1 Consent of Independent Registered Public Accounting Firm (Holtz Rubenstein Reminick LLP)

         23.2                 Consent of Lowenstein Sandler PC is included in
                              Exhibit 5.1

         24.1                 Power of Attorney

                                   Exhibit 5.1

                      [LETTERHEAD OF LOWENSTEIN SANDLER PC]

August 19, 2005


Phase III Medical, Inc.
330 South Service Road
Suite 120
Melville, NY 11747


Gentlemen:

You have requested our opinion in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of 50,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), of Phase III Medical, Inc. (the "Company") on Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 (the "Post-Effective Amendment"). The shares of Common Stock to which the Post-Effective Amendment relates are issuable pursuant to the Company's 2003 Equity Participation Plan (the "Plan").

We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock offered by the Company pursuant to the Plan, when registered pursuant to the Act and paid for in full by the participants in accordance with the Plan, will be, when issued, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and any amendment thereto.

Very truly yours,

LOWENSTEIN SANDLER PC


By:/s/ Alan Wovsaniker
   ---------------------
   Alan Wovsaniker

                                  Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated February 18, 2005, relating to the consolidated financial statements of Phase III Medical, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.


/s/ Holtz Rubenstein Reminick LLP

Melville, New York
August 18, 2005

                                  Exhibit 24.1

                                POWER OF ATTORNEY


     WHEREAS, the undersigned director of Phase III Medical, Inc. desires to authorize Mark Weinreb to act as his attorney-in-fact and agent, for the purpose of executing and filing a post effective amendment no. 1 to the registration statement on Form S-8, including all amendments thereto,

     NOW, THEREFORE,

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Mark Weinreb his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign a Post Effective Amendment No. 1 to the Registration Statement on Form S-8 registering up to 50,000,000 shares of the Common Stock of Phase III Medical, Inc. issuable pursuant to the Phase III Medical, Inc. 2003 Equity Participation Plan, including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney in the following capacities as of the 18th day of August, 2005.

     Signatures                                      Title

/s/ Joseph D. Zuckerman                            Director
--------------------------
Joseph D. Zuckerman